EXHIBIT 31.4

CERTIFICATIONS PURSUANT TO SECTION 302 OF THE
SARBANES-OXLEY ACT

I, Hassan R. Baqar, certify that:

1. I have reviewed this quarterly report on Form 10-Q/A of United Insurance Holdings Corp.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Hassan R. Baqar

Hassan R. Baqar, Interim Chief Financial Officer (principal financial officer and principal accounting officer)

November 14, 2011